EXHIBIT 10.1

Convertible Note Agreement

Banjo & Matilda, Inc

Raymond Key

10 January 2014

Anzarut & Holm
Lawyers

Level 3
117 York Street
Sydney New South Wales 2000
Tel: (02) 9261 2702
Fax: (02) 9261 2558
Ref: JN

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Table of contents

Parties

1	Subscription	1
	Subscription	1
	Issue of Convertible Notes	1
	Use of funds	1
	Right to borrow, grant loan security and issue further securities	1

2	Calculation of interest	3
	Interest	3
	Time and manner of payment	4

3	Repayment	4
	Obligations on Repayment Date	4
	Obligations cease	4

4	Conversion	4
	Conversion rights of Investor	4
	Allotment, quotation and ranking of shares	5
	4A Registration	6

5	Events of Default	7
	Events of Default	7
	Effect of event of Default	7

6	Register of Noteholders / Note Certificates	7
	Register of Noteholders	7
	Recognition of registered Investor	7
	Issue and Replacement of Note Certificates	8

7	Assignment	8
	Assignment by Investor	8

8	Disclaimers	9
	Responsibility of Investor	8
	Decision taking	9

9	Confidentiality	9
	Disclosure	9
	Survives termination	10
	Trading Limitation	10

10	Notices	10
	General	10
	How to give a communication	10
	Particulars for delivery of notices	11
	Communications by post	11
	Communications by fax	11
	After hours communications	11
	Process service	11

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11	General	11
	Arrangment	11
	Amendment	11
	Waiver and exercise of rights	11
	Rights cumulative	12
	Consents	12
	Governing law and jurisdiction	12
	Liability	12
	Counterparts	12
	Time of the essence	12
	Business Days	12
	Costs and Expenses	13

12	Definitions and Interpretation	13
	Definitions	13
	Construction	15
	Subsisting Events of Default	16
	Headings	16
	Company’s liability	16

Execution and date		17

Schedule 1		18

Schedule 2		19

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Parties

Banjo & Matilda, Inc. (Company)

Raymond Key (Investor)

Background

A	The Company operates the Banjo & Matilda business.

B	The Company wishes to raise funds by issuing Convertible Notes.

C	The Investor has agreed to provide funds to the Company by subscribing for Convertible Notes on the terms set out in this document.

Agreed terms

1	Subscription

Subscription

1.1	The Investor agrees to subscribe for 833,333 Convertible Notes on the Subscription Date by:

(a)	delivering to the Company an Application Form for such number of Convertible Notes; and

(b)	paying the Subscription Amount to the Company.

Issue of Convertible Notes

1.2	Immediately upon receiving an Application Form and the Subscription Amount in accordance with clause 1.1, the Company must:

(a)	issue the Convertible Notes subscribed for to the Investor (one Convertible Note being issued for each $0.30 of the Subscription Amount);

(b)	deliver a duly executed Note Certificate for such number of Convertible Notes to the Investor; and

(c)	ensure that the Investor is registered as the holder of such number of Convertible Notes in the Register of Noteholders.

Use of funds

1.3	The Company must only use the Subscription Amount for the Approved Purpose.

Right to borrow; Security Interest

1.4	The Company may without notice to or approval of the Investor from time to time exercise any borrowing power provided that:

1.4.1	The Company may not grant any loan that must be repaid earlier than the Repayment Date or that must be repaid in priority to the Subscription Amount.

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As security for the repayment of all amounts due hereunder, including without limitation, costs of collection, the Company hereby grants Investor a security interest in all assets of the Company, referred to herein as the “Collateral.” As used herein, Collateral shall include the following personal property of the Company, whether presently owned or existing or hereafter acquired or coming into existence, wherever situated, and all additions and accessions thereto and all substitutions and replacements thereof, and all proceeds, products and accounts thereof, including, without limitation, all proceeds from the sale or transfer of the Collateral and of insurance covering the same and of any tort claims in connection therewith:

(i) All goods, including, without limitation, (A) all machinery, equipment, computers, motor vehicles, trucks, appliances, furniture, special and general tools, fixtures and other equipment of every kind and nature and wherever situated, together with all documents of title and documents representing the same, all additions and accessions thereto, replacements therefor, all parts therefor, and all substitutes for any of the foregoing and all other items used and useful in connection with any Company’s businesses and all improvements thereto; and (B) all inventory;

(ii) All contract rights and other general intangibles, including, without limitation, all partnership interests, membership interests, stock or other securities, licenses, distribution and other agreements, computer software (whether “off-the-shelf,” licensed from any third party or developed by the Company), computer software development rights, leases, franchises, customer lists, grants and rights, goodwill, Intellectual Property and income tax refunds;

(iii) All accounts, together with all instruments, all documents of title representing any of the foregoing, all rights in any merchandising, goods, equipment, motor vehicles which any of the same may represent, and all right, title, security and guaranties with respect to each account, including any right of stoppage in transit;

(iv) All documents, letter-of-credit rights, instruments and chattel paper;

(v) All commercial tort claims;

(vi) All deposit accounts and all cash (whether or not deposited in such deposit accounts);

(vii) All investment property;

(viii) All supporting obligations;

(ix) All files, records, books of account, business papers, and computer programs; and

(x) the products and proceeds of all of the foregoing Collateral set forth in clauses (i)-(ix) above.

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Notwithstanding the foregoing, nothing herein shall be deemed to constitute an assignment of any asset which, in the event of an assignment, becomes void by operation of applicable law or the assignment of which is otherwise prohibited by applicable law (in each case to the extent that such applicable law is not overridden by Sections 9-406, 9-407 and/or 9-408 of the UCC or other similar applicable law); provided, however, that to the extent permitted by applicable law, this Agreement shall create a valid security interest in such asset and, to the extent permitted by applicable law, this Agreement shall create a valid security interest in the proceeds of such asset.

(b) “Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, (ii) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof, and all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, (iii) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, service marks, logos, domain names and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common law rights related thereto, (iv) all trade secrets arising under the laws of the United States, any other country or any political subdivision thereof, (v) all rights to obtain any reissues, renewals or extensions of the foregoing, (vi) all licenses for any of the foregoing, and (vii) all causes of action for infringement of the foregoing.

1.4.2
The Investor has the right of last refusal to match any loan finance offered by a third party to the Company to fund the Company’s future working capital requirements. If the Investor wishes to provide the loan finance, it must notify the Company in writing within 7 days of first being notified of the third party offer to provide loan finance.

2	Calculation of interest

Interest

2.1	Interest must be paid by the Company from the date of issue of each Convertible Note until (and including) the following times:

(a)	Where the Convertible Note is not converted, the date on which it is repaid in full.

(b)	Where the Convertible Note is converted, the Conversion Date.

Subject to clause 2.2, the amount of interest payable on a Convertible Note in any period under this document will accrue daily and will be calculated at the Interest Rate on the Subscription Amount of the Convertible Note for the number of days in that period.

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Time and manner of payment

2.2	Interest must be paid on or by the Repayment Date.

2.3	All accrued interest must be paid upon the conversion or repayment of a Convertible Note.

3	Repayment

Obligations on Repayment Date

3.1
On the Repayment Date the Company must pay to the Investor the Subscription Amount and all accrued interest on each Convertible Note then held by it, being all Convertible Notes which have not previously been converted.

Obligations cease

3.2	Upon the payment of all amounts owing to the Investor the obligations of the Company in respect of the Convertible Notes shall be extinguished.

4	Conversion

Conversion rights of Investor

4.1
An Investor may convert all or any of its Convertible Notes into Ordinary Shares at any time as at a date prior to the Repayment Date by giving a Conversion Notice to the Company. A Conversion Notice may not be given when the date of the conversion could be after the Repayment Date.

4.2
A Conversion Notice requires the Company to convert the number of Convertible Notes specified in the notice as at a date not later than 30 days after the date of receipt by the Company of the Conversion Notice.

4.3	Subject to clause 4.4, on a conversion the following numbers of Ordinary Shares will be issued:

4.3.1	100 Ordinary Shares will be issued for every 100 Notes converted.

4.3.2
1 Ordinary Shares will be issued for every $0.30 of interest accrued but unpaid on the Convertible Notes the subject of the Conversion Notice, extinguishing the liability of the Company to pay such interest.

4.3.3	If the 30 day VWAP immediately prior to the Investor providing a Conversion Notice is less than $0.60, then the Investor shall be entitled to an additional 1 Share for every 2 Notes Converted.

4.4
In calculating the entitlement of an Investor to Ordinary Shares on a conversion of its Notes arising from interest accrued but unpaid on the Convertible Notes, an entitlement to a fraction of an Ordinary Share must be disregarded.

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4.5	A Conversion Notice must specify the number of Convertible Notes to be converted and must be accompanied by Note Certificates for not less than the number of Convertible Notes to be converted.

4.6
Where a Conversion Notice is not accompanied by Note Certificates for not less than the number of Convertible Notes to be converted because it is lost or destroyed, if the Company would be obliged to issue a replacement Note Certificate in accordance with this document within 3 months of the date of receipt of the Conversion Notice, the Conversion Notice will be deemed to have been properly given on the date that it is received by the Company in accordance with this document.

4.7	A Conversion Notice must specify not less than 1000 Convertible Notes for conversion and the number of Convertible Notes specified for conversion must, if possible be a multiple of 100.

4.8	A Conversion Notice may not be revoked once issued.

Allotment, quotation and ranking of shares

4.9	Each Ordinary Share issued upon conversion of a Convertible Note will have all of the following features:

4.9.1	Be allotted within 15 business days after the Conversion Date.

4.9.2	Be fully paid up.

4.9.3	Rank pari passu with the existing Ordinary Shares.

4.10
Where an Investor gives a Conversion Notice on or before an entitlement date (including a Bonus Entitlement Date) for any dividend payment or other entitlement in respect of Ordinary Shares, the Ordinary Shares issued on conversion will participate in the dividend or any such entitlement.

4.11
Promptly after each allotment the Company will issue a share certificate to the Investor in the same manner as notices are to be given to it, unless the Company is participating in a share transfer scheme under which the ownership of shares is recorded without certificates, in which case, at the request of an Investor, the Company may not issue a certificate for the Ordinary Shares allotted to that member.

4.12
If the Company shall, at any time or from time to time while this Note is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares of Common Stock into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of shares issuable upon conversion of this Note and the Conversion Price (initially $0.30 per share) in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Investor thereafter converting all or any portion of this Note shall be entitled to receive the number of shares of Common Stock or other capital stock which the Investor would have received if the portion of the Note or interest thereon to so be converted had been converted immediately prior to such event. Such adjustments shall be made successively whenever any event listed above shall occur.

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1
If any capital reorganization or reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation in which the Company is not the survivor, or sale, transfer or other disposition of all or substantially all of the Company’s assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby the Investor shall thereafter have the right to receive upon the basis and upon the terms and conditions herein specified and in lieu of the number of common shares immediately theretofore issuable upon conversion of this Note, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of common shares equal to the number of common shares immediately theretofore issuable upon conversion of this Note, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the Investor to the end that the provisions hereof (including, without limitation, provision for adjustment of the price and rate at which the principal amount hereof and interest accrued hereon may be converted into common stock) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume the obligation to deliver to the Investor, at the last address of the Investor appearing on the books of the Company, such shares of stock, securities or assets as, in accordance with the foregoing provisions, the Investor may be entitled to receive, and the other obligations under this Note. The provisions of this paragraph shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

In addition to adjusting the rate of conversion or the securities issuable hereunder in accordance with this section, upon the occurrence of any such event, the $0.60 set forth in Scetion 4.3.3 shall be adjusted accordingly.

4A	Registration

The Company shall prepare and no later than ninety (90) days from the date hereof file with the Securities and Exchange Commission a registration statement (the “Registration Statement”) on such form as is appropriate for such registration) covering the resale of the shares of common stock issuable upon conversion of the Notes. The Company and the Investor shall enter into customary indemnification agreements with respect to such filing and the Investor shall timely provide the Company with such information regarding the Investor and the plan of distribution as is required to be set forth in the Registration Statement.

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5	Events of Default

Events of Default

5.1	Each of the following is an Event of Default (whether or not caused by anything outside the control of any party):

(a)	non-payment: the Company does not pay on the due date any money due for payment by it under this document;

(b)	Insolvency Event: an Insolvency Event occurs in relation to the Company;

(c)	default under document: a default or event occurs which is, is deemed to be or is defined to be, a default or an event of default by or in relation to the Company under this document;

(d)	cessation of business: the Company ceases or threatens to cease to carry on its business or a substantial part of its business.

Effect of event of Default

5.2
Without limiting any other rights set out in this document, on the occurrence of an Event of Default the Investor may at any time by notice to the Company require that the Company redeem all of the Convertible Notes then on issue and pay to the Investor the Subscription Amount and all accrued interest on each Note then held by it.

6	Register of Noteholders / Note Certificates

Register of Noteholders

6.1	The Company must establish and maintain a Register of Noteholders at its registered office or at such other place as the Company may determine.

6.2
Recorded in the Register of Noteholders must be the names and addresses of each Investor, the number of Convertible Notes held by it and the date of issue of the Convertible Notes to it or transfer of the Convertible Notes to or from it.

6.3
An Investor must promptly notify the Company of any change of its name or registered address accompanied, in the case of change of name, by such evidence as the Company may reasonably require. The Register of Noteholders must be altered accordingly.

6.4	Notes will be transferred by the Company between Registers of Noteholders without charge on the written request of the Investor subject to the payment by the Investor of any stamp duty involved.

6.5	Each Register of Noteholders will be open during normal business hours for inspection by the Investors.

Recognition of registered Investor

6.6
The Company will only recognise an Investor as the owner of a Convertible Note referred to in the Note Certificate and is not bound to take notice or see to the execution of any trust whether express implied or constructive to which any Convertible Note may be subject.

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6.7
The payment to the registered holder of the interest payable on a Convertible Note and of any other moneys payable upon the Convertible Note shall be a good discharge for the Company notwithstanding any notice it may have whether express or otherwise of the right title or interest of any other person to or in the Convertible Notes or such moneys.

6.8
If several persons are entered in the Register of Noteholders as the joint holders of any Convertible Notes then the payment to any one of such persons of any amount from time to time payable in respect of such Convertible Notes will be an effective discharge to the Company for the moneys so paid.

Issue and Replacement of Note Certificates

6.9
The Company must issue to each holder of Convertible Notes one or more Note Certificates in respect of its Notes within 10 business days from the date when the Subscription Amount represented by the Convertible Notes is subscribed.

6.10
A Note Certificate must be executed by the Company, its attorney or such other person authorised by the directors. Such execution may be a facsimile applied by mechanical means. Certificates may be pre-printed or photocopied.

6.11	If any Note Certificate becomes worn out or defaced then upon its production to the Company it may cancel the same and issue a new Note Certificate in lieu thereof.

6.12
If any Note Certificate is lost or destroyed then upon proof thereof to the satisfaction of the Company and upon such indemnity and/or advertisement (if any) as the Company may require being given or published, a new Note Certificate in lieu thereof shall be given to the Investor. An entry as to the issue of such new Certificate and indemnity (if any) must be made in the Register of Noteholders. The cost of any advertisement and indemnity must be paid by the Investor.

6.13
Any Note Certificate that is returned to the Company in connection with the conversion or transfer of any Notes must be cancelled by the Company when the conversion or transfer is recorded in the Register of Noteholders.

6.14
Where the number of Notes in any Note Certificate that is cancelled in connection with the conversion or transfer of any Notes exceeds the number of Notes to be converted or transferred, the Company must issue to the holder of the excess Notes 1 or more Note Certificates in respect of the excess Notes within 10 business days from the date when the conversion or transfer is recorded in the Register of Noteholders.

7	Assignment

Assignment by Investor

7.1
The Investor may assign any of its rights or novate, sub-participate, sell-down or transfer by whatever form or otherwise deal with any or all of its rights and obligations under this document without the consent of, or notice to, the Company.

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8	Disclaimers

Responsibility of Investor

8.1
This issue of the Convertible Notes has been made to an independently advised Investor which in subscribing for the Convertible Notes thereby acknowledges that it has formed its own view as to the businesses, affairs and prospects of the Company based on such information and documents as it considers appropriate and is responsible for its decision to subscribe for the Convertible Notes.

Decision taking

8.2
The Investor must independently and without reliance on any other party and based on such information and documents as it considers appropriate continue to make its own analysis and decisions in taking or not taking any action under this document.

8.3
The Investor warrants to the Company that it is either a sophisticated investor as referred to in section 708(8) of the Corporations Act 2001 or, if not, that the offer to it to subscribe in the Convertible Notes is a personal offer to which section 708(1) and (2) of the Corporations Act 2001 apply. The Investor acknowledges and agrees that no prospectus or other disclosure document as referred to in the Corporations Act 2001 is being issued to it or is required as a part of its investment in the Convertible Notes.

9	Confidentiality

Provide information

9.1	The Company must give the Investor sufficient management and financial information and reports to allow the Investor to monitor the efficient conduct of the Company’s business.

Disclosure

9.2	The Investor may disclose to any person any information or document relating to the Company:

(a)	where permitted in this document;

(a)	to another party to this document;

(b)
to a potential transferee, assignee, participant or sub-participant of the Investor’s interests under this document or to any other person who is considering entering into contractual relations with it in connection with this document;

(c)	to the Investor’s related bodies corporate and shareholders, or to any employee, banker, lawyer, auditor or other consultant of the Investor, its related bodies corporate or its shareholders;

(d)	if required by law or by any governmental agency or stock exchange;

(e)	in connection with any legal proceedings relating to this document or a document delivered under or in relation to this document;

(f)	if the information or document is in the public domain; or

(g)	with the consent of the Company (which must not be unreasonably withheld or delayed).

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Survives termination

9.3	This clause 9 survives the termination of this document.

Trading Limitation

9.4
Investor acknowledges that as a condition to the delivery by the Company to Investor of non-public information regarding the Company and its business affairs the Investor will be required to agree not to buy or sell securities of the Company in the public markets and not to recommend to others that they buy or sell securities of the Company. Should the Company and the Investor into an appropriate “no trade” agreement, the Investor shall not be permitted to disclose any information regarding the Company and its business affairs to third parties unless they enter into similar “no trade” agreements.

10	Notices

General

10.1	A notice, demand, certification, process or other communication relating to this document must be in writing in English and may be given by an agent of the sender.

How to give a communication

10.2	In addition to any other lawful means, a communication may be given by being:

(a)	personally delivered;

(b)	left at the party’s current address for notices;

(c)	sent to the party’s current address for notices by pre-paid ordinary mail or, if the address is outside Australia, by pre-paid airmail; or

(d)	sent by fax to the party’s current fax number for notices.

Particulars for delivery of notices

10.3	The particulars for delivery of notices are initially:

Company:	Banjo & Matilda, Inc.
Address:	76 William St Paddington NSW 2021
Fax:	+61 (0) 2 80111213
Attention:	Ben Macpherson
Investor:	Raymond Key
Address:	396 Ladies Mile, Lake Hayes, Queenstown, New Zealand
Email:	raymondjkey@yahoo.co.uk
Attention:	Raymond Key

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Each party may change its particulars for delivery of notices by notice to each other party.

Communications by post

10.4	Subject to clause 10.6, a communication is given if posted:

(a)	within Australia to an Australian address, three Business Days after posting; or

(b)	in any other case, ten Business Days after posting.

Communications by fax

10.5
Subject to clause 10.7, a communication is given if sent by fax, when the sender’s fax machine produces a report that the fax was sent in full to the addressee. That report is conclusive evidence that the addressee received the fax in full at the time indicated on that report.

After hours communications

10.6	If a communication is given:

(a)	after 5.00 pm in the place of receipt; or

(b)	on a day which is a Saturday, Sunday or bank or public holiday in the place of receipt,

it is taken as having been given at 9.00 am on the next day which is not a Saturday, Sunday or bank or public holiday in that place.

Process service

10.7
Any process or other document relating to litigation, administrative or arbitral proceedings relating to this document may be served by any method contemplated by this clause 10.7 or in accordance with any applicable law.

11	General

Arrangement

11.1	The Company will issue the Investor 62,500 within 30 days of signing this Agreement.

Amendment

11.2	This document may only be varied or replaced by a document executed by the parties.

Waiver and exercise of rights

11.3
A right in favour of the Investor under this document, a breach of an obligation of the Company under this document or an Event of Default can only be waived by an instrument signed by the Investor. No other act, omission or delay of the Investor constitutes a waiver binding, or estoppel against, the Investor.

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11.4	A single or partial exercise or waiver by a party of a right relating to this document does not prevent any other exercise of that right or the exercise of any other right.

11.5	A party is not liable for any loss, cost or expense of any other party caused or contributed to by the waiver, exercise, attempted exercise, failure to exercise or delay in the exercise of a right.

Rights cumulative

11.6	Except as expressly stated otherwise in this document, the rights of a party under this document are cumulative and are in addition to any other rights of that party.

Consents

11.7
Except as expressly stated otherwise in this document, the Investor may conditionally or unconditionally give or withhold any consent to be given under this document and is not obliged to give its reasons for doing so.

Governing law and jurisdiction

11.8	This document is governed by and is to be construed in accordance with the laws applicable in New South Wales.

11.9
Each party irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts exercising jurisdiction in New South Wales and any courts which have jurisdiction to hear appeals from any of those courts and waives any right to object to any proceedings being brought in those courts.

Liability

11.10	An obligation of two or more persons binds them separately and together.

Counterparts

11.11	This document may consist of a number of counterparts and, if so, the counterparts taken together constitute one document.

Time of the essence

11.12	Time is of the essence as regards any obligations of the Company or any date or period determined under this document.

11.13	If any date or period is altered by agreement between the parties, time is of the essence as regards such altered date or period.

Business Days

11.14	If the day on or by which anything, other than making a payment, must be done by the Company under this document is not a Business Day, that thing must be done on or by the preceding Business Day.

11.15	If a payment would otherwise be due on a day which is not a Business Day it will be due on the immediately following Business Day.

11.16	If anything, including making a payment, is to be done by the Company or the Guarantor on or by a particular day and it is done:

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(a)	after the time by which this document states it must be done or, if this document does not state a time, after 4.00 pm in the place where it is to be done; or

(b)	on a day which is not a Business Day,

it will be deemed to have been done at 9.00 am on the next Business Day.

Costs and Expenses

The Company agrees to pay all reasonable out-of-pocket fees, costs and expenses incurred in connection with any filing required hereunder, including without limitation, any financing statements pursuant to the UCC, continuation statements, partial releases and/or termination statements related thereto. The Company will also, upon demand, pay to the Investor the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and agents, incurred in connection with the creation, perfection, protection, satisfaction, foreclosure, collection or enforcement of the security interest granted hereby and the exercise or enforcement of any of the rights of the Investor under this Note. Until so paid, any fees payable hereunder shall be added to the principal amount of the Note and shall bear interest at the Interest Rate.

12	Definitions and Interpretation

Definitions

12.1	In this document:

Application Form means an application for Convertible Notes substantially in the form set out in Schedule 1.

Approved Purpose means funding the expansion of the Business including working capital to fund the cost of meeting wholesale sales orders and related product production costs and such other purpose as may be approved by the board of directors of the Company from time to time.

Business means the business conducted by the Company

Business Day means a day which is not a Saturday, Sunday or bank or public holiday in Sydney.

Conversion Date means, in respect of a Convertible Note which has been or is to be converted, the date on which the Conversion Notice is given to the Company.

Convertible Note means a convertible note issued by the Company on the terms set out in this document.

Conversion Notice means a notice given by an Investor substantially in the form set out in Schedule2.

Event of Default means any event or circumstance described in clause 6.

Guaranteed Money means all money which now or in the future is owing (actually or contingently) by the Company to the Investor under or in relation to this document;

Insolvency means:

(a)	in relation to a corporation, its winding up or dissolution or its administration, provisional liquidation or any administration having a similar effect;

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(b)	in relation to an individual, his or her bankruptcy; and

(c)
in relation to a person, any arrangement (including a scheme of arrangement or deed of company arrangement), composition or compromise with, or assignment for the benefit of, all or any class of that person’s creditors or members or a moratorium involving any of them.

 Insolvency Event means any of the following:

(a)	a person is or states that the person is unable to pay from the person’s own money all the person’s debts as and when they become due and payable;

(b)	a person is taken or must be presumed to be insolvent or unable to pay the person’s debts under any applicable legislation;

(c)	an application or order is made for the winding up or dissolution or a resolution is passed or any steps are taken to pass a resolution for the winding up or dissolution of a corporation;

(d)
an administrator, provisional liquidator, liquidator or person having a similar or analogous function under the laws of any relevant jurisdiction is appointed in respect of a corporation or any action is taken to appoint any such person and the action is not stayed, withdrawn or dismissed within seven days;

(e)	a controller is appointed in respect of any property of a corporation;

(f)	a corporation is deregistered under the Corporations Act 2001 or notice of its proposed deregistration is given to the corporation;

(g)	a distress, attachment or execution is levied or becomes enforceable against any property of a person;

(h)
a person enters into or takes any action to enter into an arrangement (including a scheme of arrangement or deed of company arrangement), composition or compromise with, or assignment for the benefit of, all or any class of the person’s creditors or members or a moratorium involving any of them;

(i)
a petition for the making of a sequestration order against the estate of a person is presented and the petition is not stayed, withdrawn or dismissed within seven days or a person presents a petition against himself or herself;

(j)	a person presents a declaration of intention under section 54A of the Bankruptcy Act 1966; or

(k)	anything analogous to or of a similar effect to anything described above under the law of any relevant jurisdiction occurs in respect of a person.

Interest Rate means 9% per annum or 0.0247% per day

Note Certificate means a certificate issued to an Investor in respect of all or any of the Notes held by it for the time being.

Receiver means a receiver or receiver and manager appointed by the Investor under this document and any person who derives a right directly or indirectly from such a receiver or receiver and manager.

Register of Noteholders means the register kept in accordance with this document.

Repayment Date means the date that is 12 months or 365 days, whichever the earlier, after the Subscription Date.

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Subscription Amount means the amount that the Investor agrees is to be advanced by the Investor under the Convertible Notes subscribed for under clause 1.1 and 1.2.

Subscription Date means the date that the Investor subscribes for the Convertible Notes, which must not be more than two Business Days after the date of this document.

Construction

12.2	Unless expressed to the contrary, in this document:

(a)	words in the singular include the plural and vice versa;

(b)	any gender includes the other genders;

(c)	if a word or phrase is defined its other grammatical forms have corresponding meanings;

(d)	“includes” means includes without limitation;

(e)	no rule of construction will apply to a clause to the disadvantage of a party merely because that party drafted, put forward or would benefit from any term;

(f)	a reference to:

(i)	a person includes a partnership, joint venture, unincorporated association, corporation and a governmental agency;

(ii)	a person includes the person’s legal personal representatives, successors, assigns and persons substituted by novation;

(iii)	any legislation includes subordinate legislation under it and includes that legislation and subordinate legislation as modified or replaced;

(iv)	an obligation includes a warranty or representation and a reference to a failure to comply with an obligation includes a breach of warranty or representation;

(v)	Ya right includes a benefit, remedy, discretion or power;

(vi)	time is to local time in Sydney;

(vii)	“$” or “dollars” is a reference to Australian currency;

(viii)	this or any other document includes the document as novated, varied or replaced and despite any change in the identity of the parties;

(ix)	writing includes any mode of representing or reproducing words in tangible and permanently visible form, and includes fax transmissions;

(x)	this document includes all schedules and annexures to it; and

(xi)	a clause, schedule or annexure is a reference to a clause, schedule or annexure, as the case may be, of this document;

(g)	if the date on or by which any act must be done under this document is not a Business Day, the act must be done on or by the next Business Day; and

(h)	where time is to be calculated by reference to a day or event, that day or the day of that event is excluded.

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Subsisting Events of Default

12.3	An Event of Default subsists if it has occurred and has not been waived by the Investor in accordance with this document.

Headings

12.4	Headings do not affect the interpretation of this document.

Company’s liability

12.5	Company’s liability

(i)	A reference in this document to:

(i)	the Company’s property or business includes property owned and the business carried on by the Company and any property owned and any business carried on by the Company in the Company’s own right.

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Execution and date

Executed as an agreement

Executed by Banjo & Matilda, Inc.	)
)
/s/ Brendan Macpherson		/s/ Belinda Storelli
Brendan Macpherson		Belinda Storelli

Executed by Raymond Key	)	Raymond Key
	)	Raymond Key
12 January 2014

Convertible Note Agreement	Anzarut & Holm Lawyers

Schedule 1

Application Form

To:	Banjo & Matilda, Inc of 76 William St Paddington NSW 2021 (Company)

Application for convertible notes

The undersigned applies for convertible notes (Convertible Notes) which are constituted by and issued pursuant to the Convertible Note Agreement (Convertible Note Agreement) dated 10 January 2014 made between the Company, Raymond Key and others.

Number of Convertible Notes:	833,333
Subscription Amount (Note):	$250,000 (AUD)

Name:	Raymond Key

Address:	396 Ladies Mile, Lake Hayes, Queenstown, New Zealand

	State:	Postcode:

Tax File Number:	If applicable. Not mandatory.

Telephone:	(64)274423601	Email:	raymondjkey@yahoo.co.uk

Signed by

Raymond Key.

Note: A term defined in the Convertible Note Agreement has the same meaning when used in this document.

Convertible Note Agreement	Anzarut & Holm Lawyers

Schedule 2

Conversion Notice

Banjo & Matilda, Inc

 (Company)

Convertible Notes

Conversion notice

To:	The Directors Banjo& Matilda, Inc.

We ______________________________________________ of ___________________________________  being registered as the holder of the following convertible notes give notice that we wish to convert________convertible notes in accordance with the terms of their issue, such conversion to be effected not later than [period] after the date of receipt by the Company of this notice.

Attached are Convertible Note Certificates representing________of these convertible notes.

Dated:

Signed by and on behalf of Raymond Key by
its authorised representative in the presence
of:

Signature of representative

Signature of witness	Office held (Solicitor, Director, Secretary)

Name of witness (print)	Name of representative (print)

Note:

•	To be effective a Conversion Notice must be given before the Repayment Date.